                                                                     EXHIBIT 99B
                             NATEC RESOURCES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

                                                    NaTec            Pro forma               NaTec
                                                 Historical         Adjustments            Pro forma
                                                 -----------        ------------          -----------
 Revenues                                       $  1,106,173        $ (926,901) (1)       $   179,272

 Cost of sales                                     1,101,424          (909,108) (1)           192,316
                                                ------------        ----------            -----------

 Gross profit (loss)                                   4,749           (17,793)               (13,044)

 Operating costs (2)                               1,147,585          (300,000) (3)           847,585

 Equity loss in joint venture                       (193,874)          193,874  (4)              --
                                                ------------        ----------            -----------

 Loss from operations                             (1,336,710)          476,081               (860,629)

 Other income and expenses

      Interest income                                 85,948           (51,281) (5)           316,441
                                                                       281,774  (6)

      Interest expense                              (540,517)             --                 (540,517)

      Loss on sale of stock                             --            (991,644) (7)          (991,644)

      Adjustment to liquidation basis             (2,035,147)        1,385,147  (8)          (650,000)
                                                ------------        ----------            -----------

                                                  (2,489,716)          623,996             (1,865,720)
                                                ------------        ----------            -----------

 Net loss                                         (3,826,426)        1,100,077             (2,726,349)

 Preferred stock dividends                        (1,430,000)            --                (1,430,000)
                                                ------------        ----------            -----------

 Net loss attributable to common shares          $(5,256,426)      $ 1,100,077            $(4,156,349)
                                                 ===========       ===========            ===========

 Net loss from common shares                     $     (0.21)                             $     (0.16)
                                                 ===========                              ===========

 Average shares outstanding                       25,482,616                               25,482,616
                                                 ===========                              ============